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                                 LEASE GUARANTY

     The undersigned, in order to induce Charles F. Evans, an individual resident of the state of Georgia ("Landlord") to enter into that certain Lease Agreement (herein so called) dated as of October ___, 1996, between Landlord and Charles Evans Nissan, Inc., a Georgia corporation (the "Company") and a subsidiary of UAG Atlanta V, Inc., Inc., a Delaware corporation that is wholly owned by the undersigned, hereby irrevocably guarantees the collection of all rent and other obligations of the Company now or hereafter existing under the terms of the Lease Agreement.

     The undersigned hereby waives presentment, protest, notice of dishonor, extension of time of payment and notice of acceptance of this Guaranty and hereby consents to any and all forbearances and extensions of time of payment of the obligations guaranteed hereby and to any and all of the changes in the terms, covenants and conditions thereof hereafter made or guaranteed.

     No delay or omission by Landlord in exercising any of its rights, remedies, powers and privileges hereunder and no course of dealing between Landlord, on the one hand, and the Company, the undersigned or any other person, on the other hand, shall be deemed a waiver by Landlord of any of its rights, remedies, powers and privileges, even if such delay or omission is continuous and repeated; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Landlord or the exercise of any other right, remedy, power or privilege by Landlord. No notice or demand on the Company, the undersigned or any other person in any instance shall entitle the Company, the undersigned or any other person to any other or further notice or demand in similar or other circumstances or constitute a waiver of Landlord's right to any other or further action in any circumstances without notice or demand.

     This Guaranty shall remain in full force and effect, and the undersigned shall continue to be liable for the payment of the obligations under the Lease Agreement in accordance with the terms of the Lease Agreement and this Guaranty, notwithstanding the commencement of any bankruptcy, reorganization or other debtor relief proceedings by or against the Company, and notwithstanding any modification, discharge or extension of the obligations under the Lease Agreement, any modification or amendment of the Lease Agreement, or any stay of the exercise by Landlord of any of its rights and remedies against the Company with respect to any of the obligations under the Lease Agreement.

     Whenever possible, each provision of the Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Guaranty shall be prohibited by or be invalid under such law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     This Guaranty shall inure to the benefit of Landlord and his successors and assigns, and shall be binding upon the undersigned and its successors and assigns. This instrument constitutes the entire agreement as to the subject matter contemplated hereby.


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     This instrument shall be governed by the laws of the State of Georgia.

     WITNESS the undersigned's signature as of the _____ day of October, 1996.


                                   UNITED AUTO GROUP, INC.
                                   a Delaware Corporation



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